Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT IN COMPLIANCE THEREWITH.

THE ORIGINAL PRINCIPAL AMOUNT OF THIS NOTE MAY BE INCREASED, DECREASED, PAID OR ADJUSTED AS SET FORTH HEREIN, AND THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY AT ANY TIME BE GREATER OR LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

Global Esports Properties, LLC

SECURED PROMISSORY NOTE

Date of Issuance: March 1, 2024	$9,607,693.00

FOR VALUE RECEIVED, Global Esports Properties, LLC, a Delaware limited liability company (“Maker”), hereby promises to pay to GameSquare Esports (USA), Inc., a Nevada corporation (“Payee”) the aggregate initial principal amount of Nine Million Six Hundred Seven Thousand Six Hundred Ninety-Three Dollars ($9,607,693.00) (“Original Principal Amount”), and interest thereon, in accordance with the provisions of this Secured Subordinated Promissory Note (this “Note”).

This Note is issued to Payee pursuant to that certain Membership Interest Purchase Agreement, dated as of the date hereof (as amended, restated, supplemented or modified from time to time, the “Purchase Agreement”), by and among Maker, Payee, and the other parties thereto. Unless otherwise indicated herein, capitalized terms used in this Note have the meanings set forth in the Purchase Agreement.

1. Interest. Interest shall accrue on the outstanding principal amount of this Note from time to time outstanding at a rate equal to 3% per annum (the “Interest Rate”) (determined on the basis of a 365 day year and paid for the actual number of days elapsed). Interest at the Interest Rate shall be payable annually. All Interest shall be paid-in-kind by capitalizing such amounts as principal. On the Maturity Date (defined below) all accrued but unpaid interest is due and payable in full.

2. Payment of Principal.

(a) Scheduled Payment. Maker will pay the Original Principal Amount (or such amount then outstanding), together with all accrued but unpaid interest, fees, premiums, charges, costs and expenses then outstanding, in cash on the date that is thirty-six months after the issuance date hereof (the “Maturity Date”). If any amount payable hereunder is not paid when due (without regard to any grace periods) whether at the Maturity Date, by acceleration, or otherwise, then such amount shall thereafter bear interest at a default rate equal to eight percent (8%) per annum or such lower rate as permitted by applicable law.

(b) Optional Prepayments. Maker may voluntarily prepay in cash all or any portion of the outstanding obligations of this Note at any time without premium or penalty. The amount of any voluntary prepayment made hereunder will be applied first against all accrued but unpaid interest through the date of prepayment, second against all unpaid fees and expenses payable to Payee hereunder and thereafter against the principal amount then due hereunder.

(c) Mandatory Prepayments; Notice of Financing.

(i)	Maker shall pay Payee fifty percent (50%) of any aggregate gross proceeds in excess of Five Hundred Thousand Dollars ($500,000.00) received from cash proceeds resulting from the consummation of any third-party debt financing or the sale of the equity (“Financing”) in a single or series of transactions of Maker or any of its direct or indirect subsidiaries after the date hereof.

(ii)	Maker shall provide notice to Payee of any proposed Financing at least three (3) Business Days before entering into or committing to enter into such Financing. Such notice shall contain a summary of material terms and conditions of the Financing and the proposed closing date of such Financing, provided that: (A) Maker shall not be required to disclose (1) the identity of the source of such Financing, or (2) the implied valuation of Maker or its subsidiaries prior to or after giving effect ot the Financing; and (B) all information provide by Maker pursuant to this Section 2(c)(ii) shall be deemed confidential and Payee shall use the same degree of care to protect the confidentiality of the information provided by Maker as Payee uses to protect the confidentiality of its own sensitive information.

(d) Automatic Modification of Principal. Notwithstanding anything to the contrary contained herein, including Section 6 of this Note, to give effect to the amendments tomthe principal of this Note as contemplated by the Purchase Agreement, including, without limitation, Section 2.06, Section 6.04(b), and Section 9.06 thereof, the amount of principal outstanding under this Note shall be deemed automatically modified as of the applicable date set forth in the Purchase Agreement and without further action by Maker, Payee, or any other person until such time as the parties: (i) execute the requisite amendment to this Note giving effect to such modification or (ii) mutually agree in writing to waive such modification. For the avoidance of doubt, Payee shall have no right to claim and Maker shall not be obligated to pay any interest on the amount of principal of the Note that is reduced in accordance with the terms of the Purchase Agreement.

3. Place and Manner of Payment; Pro Rata Share; Withholding. Payments of principal and interest hereunder shall be made in lawful money of the United States of America and are to be delivered in immediately available funds to Payee in accordance with the wire instructions specified in writing by the Payee to Maker. Any payment under this Note will be deemed to have been made when so delivered. The Maker shall be entitled to deduct and withhold from any amount payable under this Note such amounts as is required to be deducted and withheld with respect to the making of such payment under any applicable Law. To the extent that such amounts are so withheld pursuant to this Section 3 and paid over to an applicable governmental authority, such withheld amount will be treated for all purposes of this Note as having been paid to the persons in respect of which such withholding was made.

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4. Cancellation. After all principal and interest at any time owed on this Note has been paid in full or otherwise extinguished, this Note will be automatically canceled and the rights and obligations hereunder terminated, and Payee will immediately surrender this Note to Maker. After cancellation of this Note, this Note will not be reissued.

5. Events of Default.

(a) Definition. For purposes of this Note, an Event of Default shall be deemed to have occurred upon the occurrence of any of the following events (each, an “Event of Default”):

(i) Maker fails to pay when due and payable in cash the full amount of any principal (including increases in principal by payments in kind of interest) due in cash on this Note and such failure to pay is not cured within ten Business Days after Maker’s receipt of written notice thereof from the Payee;

(ii) (A) Maker makes an assignment for the benefit of creditors; (B) an order, judgment or decree is entered adjudicating Maker bankrupt or insolvent; any order for relief with respect to Maker or any of its material subsidiaries is entered under the Federal Bankruptcy Code; (C) Maker petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of Maker or of any substantial part of the consolidated assets of Maker or commences any proceeding relating to Maker under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation Law of any jurisdiction; or (D) any such petition or application is filed or any such proceeding is commenced against Maker and either (1) Maker by any act indicates its approval thereof or consent thereto or (2) such petition, application or proceeding is not dismissed within sixty (60) days ((A) through (D), collectively, an “Insolvency Default”);

(iii) Maker or any of its material subsidiaries shall have dissolved, terminated its existence or ceased its business operations; provided that, any of Maker’s material subsidiaries may (A) merge, amalgamate or consolidate with (1) Maker, provided that Maker shall be the continuing or surviving continuing person, or (2) any other subsidiaries of Maker if the continuing or surviving person will be a subsidiary of Maker, and (B) dissolve, terminate its existence or cease its business operations if (1) Maker determines in good faith that such action is in the best interest of Maker and its subsidiaries and (2) if such action is not materially disadvantageous to Payee; or

(iv) Maker breaches any of its covenants or obligations contained in this Note and such breach is not cured within thirty (30) days after Maker’s receipt of written notice thereof from the Payee.

An Event of Default shall be deemed to continue until waived by written notice by the Payee to Maker or, in the case of clauses (i), (iii) or (v) above, is cured.

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(b) Consequences of Events of Default.

(i) Upon the occurrence and during the continuance of any Event of Default other than an Insolvency Default, the Payee on behalf of Payee may, without notice or demand, declare all or any portion of the outstanding principal amount of this Note (together with all other amounts due and payable with respect thereto, including increases in principal by payments in kind of interest) to be immediately due and payable and may proceed to exercise all rights and remedies available to Payee under Law or equity.

(ii) If an Insolvency Default has occurred, the aggregate principal amount then outstanding under this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto, including increases in principal by payments in kind of interest) shall become immediately due and payable without any action on the part of the holders of this Note, and the Payee on behalf of Payee may proceed to exercise all rights and remedies available to Payee under Law or equity.

(iii) No Event of Default may be waived or shall be deemed to have been waived, except by a written notice delivered by the Payee to Maker, and any such waiver shall be applicable only to the specific Events of Default expressly identified in such notice and shall not be deemed to apply to any other or subsequent Event of Default.

(c) If this Note is not paid when due, whether at its specified or accelerated Maturity Date, Maker promises to pay all costs of collection and enforcement of this Note, including, but not limited to, reasonable attorneys’ fees and costs, incurred by the Payee or any Payee on account of such collection or enforcement, whether or not suit is filed thereon.

6. Amendment. This Note may be amended only by a written amendment executed and delivered by Maker and the Payee; provided, that, pursuant to Section 2(d) of this Note, the principal and interest due hereunder shall be modified without any further action by Maker, Payee, or any other person to give effect to the terms of the Purchase Agreement, including, without limitation, Section 2.06, Section 6.04(b), and Section 9.06 thereof.

7. Transferability. No holder of this Note (including Payee) shall, directly or indirectly, sell, dividend, distribute, exchange, transfer, assign, pledge, hypothecate or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (“Transfer”) this Note or any interest in this Note without the prior written consent of Maker. Any Transfer of this Note may be effected only by surrender of this Note by Payee to Maker and by the issuance of a new note to the transferee. The immediately preceding sentence is intended to provide that this Note is “in registered form” within the meaning of Section 163(f) of the Internal Revenue Code of 1986, as amended, and shall be interpreted in accordance therewith. For the avoidance of doubt, this Note may not be divided or subdivided without the prior written consent of Maker. In the event this Note is Transferred by Payee in accordance with this Section 7, the new holder shall be deemed to be a “Payee” with respect to the provisions of this Note. Maker shall not assign, delegate or otherwise transfer any of its rights or obligations under this Note without the prior written consent of the Payee, acting on behalf of Payee.

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8. Usury. Anything herein to the contrary notwithstanding, the obligations of Maker under this Note will be subject to the limitation that payments of interest will not be required to the extent that receipt thereof would be contrary to provisions of applicable Law limiting rates of interest which may be charged or collected and to the extent that interest (or other amounts paid pursuant to this Note that are deemed to be interest under applicable Law) results in interest payments in excess of those permitted under applicable Law, such excess payments shall be applied first, to the payment of any unpaid fees and expenses payable to Payee hereunder, second, to the payment of the unpaid principal amount and third, refunded to Maker. Maker agrees that if such excess payments are applied in the manner provided for in this Section 8, then to the fullest extent permitted by applicable Law, Payee shall not be subject to any penalty provided for by any applicable Law relating to charging or collecting interest in excess of that permitted by applicable Law.

9. Security Interest. THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE “SECURITY AGREEMENT”) DATED AS OF THE DATE HEREOF AND EXECUTED BY MAKER FOR THE BENEFIT OF THE PAYEE. ADDITIONAL RIGHTS OF LENDER ARE SET FORTH IN THE SECURITY AGREEMENT.

10. Miscellaneous.

(a) Payee. In furtherance thereof, the Payee shall have the exclusive right to manage, perform, modify, restructure, extend, supplement, waive or enforce, in any way and at any time, the terms of the Note, and to waive, exercise or enforce all privileges, rights and remedies exercisable or enforceable hereunder in their sole discretion.

(b) Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Note shall be in writing and shall be deemed to have been given (i) if personally delivered, on the date of delivery, (ii) if delivered by next day courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service for next day delivery, (iii) if deposited in the United States mail, first class postage prepaid, on the fifth (5th) Business Day following the date of such deposit, or (iv) if sent by email, (x) on the date sent, if sent at or prior to 5:00 p.m., local time of the recipient party, on the date sent, and (y) on the next Business Day following the date sent, if sent after 5:00 p.m., local time of the recipient party, on the date sent. All notices, demands and other communications to be given to or from Payee shall be sent to or by the Payee. Notices, demands and communications shall, unless another address is specified in writing pursuant to the provisions hereof, be sent to the address indicated below:

If to the Payee:

GameSquare Holdings, Inc.

6775 Cowboys Way, Ste. 1335

Frisco TX, 75034

Email: justin@gamesquare.com

Attention: Justin Kenna, CEO

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with a copy to:

Baker & Hostetler LLP

11601 Wilshire Boulevard | Suite 1400

Los Angeles, CA 90025-0509

Attention: JR Lanis

Email: jrlanis@bakerlaw.com

If to Maker:

Global Esports Properties, LLC

c/o Corporation Service Company

251 Little Falls Drive

Wilmington, Delaware 19808

E-mail: jlake02@gmail.com

Attention: Jason Lake

and with a copy to:

Greenberg Traurig, LLP

2200 Ross Avenue, Suite 5200

Dallas, Texas 75201

E-mail: Tom.Woolsey@gtlaw.com

Attention: Tom Woolsey

(c) Entire Agreement; Severability. This Note and the agreements and documents referred to herein contain the entire agreement and understanding among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings whether written or oral, relating to such subject matter in any way. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Note is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

(d) No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Payee or any Payee, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law, in equity or otherwise.

(e) Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is not a Business Day, the payment shall be due and payable on, and the time period shall automatically be extended to, the next Business Day immediately following such day, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

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(f) Governing Law. This Note shall be interpreted and construed in accordance with the Laws of the State of Delaware. Any and all claims, controversies, and causes of action arising out of or relating to this Note, whether sounding in contract, tort, or statute, shall be governed by the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rule that would result in the application of the Laws of a different jurisdiction.

(g) Jurisdiction; Waiver of Jury Trial.

(i) EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATED TO THIS NOTE EXCLUSIVELY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (THE “COURT OF CHANCERY”) OR, TO THE EXTENT THE COURT OF CHANCERY DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND THE APPELLATE COURTS HAVING JURISDICTION OF APPEALS IN SUCH COURTS (THE “DELAWARE FEDERAL COURT”) OR, TO THE EXTENT NEITHER THE COURT OF CHANCERY NOR THE DELAWARE FEDERAL COURT HAS SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE (THE “CHOSEN COURTS”), AND, SOLELY WITH RESPECT TO ANY SUCH ACTION (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURTS, (II) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION IN THE CHOSEN COURTS, (III) WAIVES ANY OBJECTION THAT THE CHOSEN COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY HERETO AND (IV) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 10(b).

(ii) THE PARTIES TO THIS NOTE EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS NOTE OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS NOTE OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS NOTE EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(h) Construction. The headings and captions used in this Note are for convenience of reference only and do not constitute a part of this Note and shall not be deemed to limit, characterize or in any way affect any provision of this Note, and all provisions of this Note shall be enforced and construed as if no caption or heading had been used herein or therein.

(i) Counterparts. This Note may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

(j) Tax Forms. Payee (including any permitted successor or assignee) shall deliver to Maker (i) on or before the Closing Date (or in the case of any permitted successor or assignee, on or before the date of the applicable succession or assignment is effected) and (ii) promptly upon the reasonable request of Maker, a properly completed and duly executed IRS Form W-9 or applicable IRS Form W-8 (or any applicable successor form), including any applicable supporting certification documents, and any other tax forms or certifications reasonably requested by Maker. Payee (including any permitted successor or assignee) agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, then it shall update such form or certification and shall promptly provide Maker with copies of such updated form or certification.

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IN WITNESS WHEREOF, Maker has executed this Unsecured Subordinated Promissory Note on the date first above written.

Global Esports Properties, LLC

By:
Name:	Jason Lake
Title:	Chief Executive Officer

The undersigned execute this Note to acknowledge their understanding of, and their agreement to be bound by, the terms, conditions and provisions of this Note:

Payee:

GAMESQUARE ESPORTS (USA), INC.

By:
Name:
Title: